EXHIBIT 10.6

Draft

November 30, 2011

TO:

FROM:

RE:	Option Grant

Atwood Oceanics, Inc. (the “Company”) hereby grants to you, the right and option to purchase, on the terms and conditions hereinafter set forth in Appendix A (the “Terms and Conditions”), all or any part of an aggregate of              shares of the Common Stock, $1.00 par value, of the Company at the exercise price of              per share (the “Options”), subject to adjustment as provided in Section IX of the Atwood Oceanics, Inc. Amended And Restated 2007 Long-Term Incentive Plan (the “Plan”), effective as of             , 201     (the “Date of Grant”), exercisable from time to time, subject to the Terms and Conditions during a period expiring at the close of business on the ten (10) year anniversary of the Date of Grant (the “Expiration Date”).

The grant of Options is governed by the terms and conditions of the Plan, any rules and regulations adopted by the Compensation and Human Resources Committee of the Board of Directors of the Company, and the Terms and Conditions which form a part of this award letter to you (the “Notice”).

[Name of signing officer]

Appendix A

ATWOOD OCEANICS, INC.

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

TERMS AND CONDITIONS OF

OPTION GRANT

The options (the “Options”) granted to you on the “Date of Grant” set forth in the award letter to you (the “Award Letter”) by Atwood Oceanics, Inc. (the “Company”) are subject to the Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”), these Terms and Conditions and any rules and regulations adopted by the Committee. Terms used herein and not otherwise defined shall have the meaning set forth in the Plan and the Award Letter.

1. Vesting. The Options are non-exercisable during the one year period following the Date of Grant. Thereafter, commencing on the anniversary of the Date of Grant (the “Anniversary Date”), the Options are exercisable at the times and for the percentage of shares herein granted as follows:

(i)	On or after the first Anniversary Date:

DATE -                                                  25%    (NUMBER shares)

(ii)	On or after the second Anniversary Date:

DATE            -                                     25%     (NUMBER shares)

(iii)	On or after the third Anniversary Date:

DATE            -                                     25%     (NUMBER shares)

(iv)	On or after the fourth Anniversary Date:

DATE            -                                     25%     (NUMBER shares)

Your right to exercise the Options is cumulative, so that any shares not purchased pursuant to exercise of vested Options within any one of the periods above specified may be purchased thereafter in a subsequent period, in whole or in part, until the expiration or termination of the Options. In no event may the Options granted hereby be exercised to any extent after the Expiration Date.

To the extent such rights shall not have been exercised and to the extent the Options were exercisable at the time of your Retirement, death or Disability, you (or your personal representative in the case of death) shall be entitled to exercise all or any part of any Options which were vested but unexercised as of the termination of employment or death during the remaining term of such Options. If your employment with the Company, its subsidiaries or affiliates (collectively, the “Company Group”) terminates for any other reason besides Retirement, death or Disability, you shall be entitled to exercise all or any part of any Options which were vested but unexercised as of termination of employment for a period of up to three (3) months from such date of termination.

2. Change of Control. Notwithstanding the provisions of Section 1 of these Terms and Conditions, in the event of a Change of Control, all Options granted hereby will become automatically fully vested and immediately exercisable.

3. Exercise of Options. To exercise the Options, you must contact the Plan’s designated broker dealer specifying the number of shares to be purchased and tendering payment in cash or by certified or cashier’s check payable to the order of the Company of the full purchase price of the shares to be purchased. Payment may also be made with irrevocable instructions to the broker dealer to sell a sufficient portion of the shares and deliver the sale proceeds to the Company in satisfaction of the exercise price. Payments may also be made in Common Stock or a combination of cash and Common Stock, as specified in the Plan.

4. No Right to Continued Employment. The grant of the Options shall not create any right to remain in the employ of the Company Group. The Company Group retains the right to terminate your employment at will, for due cause or otherwise. Your employment shall be deemed to continue during any leave of absence which has been authorized by the Company Group, provided that no exercise of Options may take place during any such authorized leave of absence except during the first three (3) months thereof.

5. Satisfaction of Conditions. No shares of Common Stock issuable upon the exercise of the Options shall be issued and delivered if the offering of the Common Stock covered by the Options, or the exercise of the Options violates or is not in compliance with all applicable requirements of law and the Securities and Exchange Commission pertaining to the issuance and sale of such shares, and all applicable listing requirements of any national securities exchange on which shares of the same class are then listed.

6. Transferability.

(a) You may transfer the Options to (i) your ex-spouse pursuant to the terms of domestic relations order, (ii) your spouse, children or grandchildren, (iii) a trust or trusts for the exclusive benefit of your spouse, children or grandchildren, or (iv) a partnership or limited liability company in which the your spouse, children or grandchildren are the only partners or members; provided in each case that there may be no consideration for any such transfer and subsequent transfers of transferred Options shall be prohibited except those made in accordance with this section or by will or by the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to termination of employment set forth in Section 1 of the Terms and Conditions shall continue to apply to you, in which event the Options shall be exercisable by the transferee only to the extent and for the periods specified herein. You will remain subject to withholding taxes upon exercise of any such Options by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of an Option on account of your termination of employment with the Company Group.

(b) Except as set forth above, no Option shall be transferable otherwise than by the will or by laws of descent and distribution, and all Options shall be exercisable, during your lifetime only by you. You may request that the Common Stock purchased upon exercise of an Option may be issued or transferred into your name and another person jointly with rights of survivorship.

7. Other Plans. Nothing herein contained shall affect your right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other welfare plan or program of the Company Group.

8. Rights as Shareholders. Neither you nor any other person legally entitled to exercise the Options shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of the Options unless such shares shall have been actually issued and delivered to your.

9. Plan Governs. The Options and the Notice are subject to all of the terms and conditions of the Plan, except that no amendment to the Plan shall adversely affect your rights under the Notice. All the terms and conditions of the Plan, as may be amended from time to time, and any rules, guidelines and procedures which may from time to time be established pursuant to the Plan, are hereby incorporated into the Notice. In the event of a discrepancy between the Notice and the Plan, the Plan shall govern.

10. Withholding. Upon an exercise of the Options hereby granted, the Company Group may be required to withhold federal or local tax with respect to the realization of compensation. The Company Group is hereby authorized to satisfy any such withholding requirement out of (i) any cash or Common Stock distributable upon exercise and (ii) any other cash or other compensation then or thereafter payable to you. To the extent that the Company Group in its sole discretion determines that such sources are or may be insufficient to fully satisfy such withholding requirement, as a condition to the exercise of the Options, you shall deliver to the Company, on behalf of the Company Group, cash, cashier’s check or other certified funds in an amount determined by the Company Group to be sufficient to satisfy any such withholding requirement.

11. Governing Law. The Options have been granted, executed and delivered the day and year first above written at Houston, Texas, and the interpretation, performance and enforcement of the Notice shall be governed by the laws of the State of Texas, without regard to conflicts of laws. The courts in Harris County, Texas shall be the exclusive venue for any dispute regarding the Plan or this Notice.